EXECUTION VERSION

PLACEMENT AGENCY AGREEMENT

December 1, 2016

Aegis Capital Corp.

810 Seventh Ave, 18th Floor

New York, NY 10019

Re: Motus GI Medical Technologies Ltd. and Motus GI Holdings, Inc.

Ladies and Gentlemen:

This Placement Agency Agreement (“Agreement”) sets forth the terms upon which Aegis Capital Corp., a New York corporation (“Aegis” or “Placement Agent”), a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”), shall be engaged by Motus GI Medical Technologies Ltd., an Israeli corporation (“OPCO”), and Motus GI Holdings, Inc., a Delaware corporation (“Issuer”), to act as exclusive Placement Agent in connection with the private placement (the “Offering”) of units (“Units”) of securities of Issuer, with each Unit consisting of (i) three-quarter (3/4) of a share of common stock, par value $0.0001 per share (the “Common Stock”), of Issuer (the “Shares”) and (ii) one-quarter (1/4) of a share of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Shares”). Each holder of Preferred Shares shall be entitled to “Royalty Payment Rights” as defined in the Certificate of Designations of the Issuer.

The Offering will consist of a minimum of 4,000,000 Units ($20,000,000) (the “Minimum Amount”) and a maximum of 5,000,000 Units ($25,000,000) (the “Maximum Amount”). As part of the Offering, holders of OPCO’s outstanding convertible notes (the “Convertible Notes”) in the aggregate principal amount of $13,746,017, together with accrued and unpaid interest thereon at the rate of ten percent (10%) per annum, accrued through the date of the First Closing, will be exchanging principal and accrued interest thereon for a quantity of Units equal to the principal amount of their Convertible Notes, plus accrued interest through the First Closing, divided by the Unit price of $4.50. Such exchange of Convertible Notes into Units shall be included in the calculations of whether the Minimum Amount, Maximum Amount or Over-allotment of the Offering has been reached. In addition, holders of certain warrants to purchase shares of OPCO common stock that were issued in connection with the Convertible Notes will be exchanging such warrants for 5-year warrants to purchase shares of Issuer’s Common Stock at an exercise price of $5.00 per share (the “Exchange Warrants”) in a quantity equal to thirty-three percent (33%) of the principal amount of such Convertible Notes divided by $5.00.

In the event the Offering is oversubscribed, Issuer and the Placement Agent may, in their mutual discretion, have Issuer sell up to 1,000,000 additional Units for an additional aggregate purchase price of $5,000,000 (the “Over-allotment”).

Concurrently with the initial closing of the Offering (the “First Closing”), Issuer will issue shares of its Common Stock (currently estimated to be 4,000,000 in total) to OPCO’s then-existing stockholders and Issuer will issue options to purchase shares of its Common Stock (currently estimated to be 125,731 in total) to OPCO’s then-existing holders of options to purchase shares of OPCO’s common stock (the “Share Exchange”), pursuant to the terms of that certain Share Exchange Agreement dated on or about the date hereof by and among OPCO, Issuer, the Stockholders of OPCO and Orchestra Medical Ventures II, L.P. as Stockholder Representative (the “Share Exchange Agreement”). Pursuant to the Share Exchange Agreement, all then-existing OPCO warrants (other than the warrants to be exchanged for Exchange Warrants) will be exercised by the holders of such warrants, or if not exercised, be deemed automatically exercised, for shares of OPCO’s common stock, which shall be exchanged for Issuer’s Common Stock. As a result thereof, OPCO will become a wholly-owned subsidiary of Issuer and continue as an Israeli corporation, and will continue its existing operations. As used in this Agreement, unless the context otherwise requires, the term “Company” refers to Issuer and OPCO on a combined basis after giving effect to the Offering and the Share Exchange.

The purchase price for the Units will be $5.00 per Unit (the “Offering Price”), with a minimum investment of $250,000; provided, however, that subscriptions for lesser amounts may be accepted in the Issuer’s, OPCO’s and Placement Agent’s joint discretion; provided, however, that in no event shall the Issuer be required to issue any fractional Shares or Preferred Shares and any fractional Shares or Preferred Shares shall be rounded up to the nearest whole share The Placement Agent shall accept subscriptions only from persons or entities who qualify as “accredited investors,” as such term is defined in Rule 501 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”). The Units will be offered until the earlier of (i) the termination of the Offering as provided herein, (ii) the time that all Units offered in the Offering are sold or (iii) March 1, 2016 (“Initial Offering Period”), which date may be extended by Aegis on behalf of the Placement Agent and OPCO in their joint discretion until May 1, 2017 (this additional period and the Initial Offering Period shall be referred to as the “Offering Period”). The date on which the Offering expires or is terminated shall be referred to as the “Termination Date.”

With respect to the Offering, OPCO and Issuer shall provide the Placement Agent, on terms set forth herein, the right to offer and sell all of the Units being offered. Purchases of Units may be made by the Placement Agent and its officers, directors, employees and affiliates. All such purchases, together with purchases by officers, directors, employees and affiliates of OPCO or Issuer, may be used to satisfy the Minimum Amount. It is understood that no sale shall be regarded as effective unless and until accepted by the Issuer and OPCO. The Issuer and OPCO may, in their joint discretion, accept or reject, in whole or in part, any prospective investment in the Units. The Issuer, OPCO and the Placement Agent shall mutually agree with respect to allotting any prospective subscriber less than the number of Units that such subscriber desires to purchase.

The Offering will be made by Issuer solely pursuant to the Memorandum (as defined below), which at all times will be in form and substance reasonably acceptable to Issuer, OPCO, the Placement Agent and their respective counsel and contain such legends and other information as Issuer, OPCO, the Placement Agent and their respective counsel, may, from time to time, deem necessary and desirable to be set forth therein. “Memorandum” as used in this Agreement means Issuer’s Confidential Private Placement Memorandum dated on or about December 1, 2016, inclusive of all annexes, and all amendments, supplements and appendices thereto.

1. Appointment of Placement Agent. On the basis of the representations and warranties provided herein, and subject to the terms and conditions set forth herein, the Placement Agent is appointed as exclusive Placement Agent for OPCO and Issuer during the Offering Period to assist OPCO and Issuer in finding qualified subscribers for the Offering. The Placement Agent may sell Units through other broker-dealers who are Financial Industry Regulatory Authority (“FINRA”) members and may reallow all or a portion of the Agent Compensation (as defined in Section 3(b) below) it receives to such other broker-dealers. On the basis of such representations and warranties and subject to such terms and conditions, the Placement Agent hereby accepts such appointment and agrees to perform its services hereunder diligently and in good faith and in a professional and businesslike manner and to use its reasonable efforts to assist OPCO and Issuer in (A) finding subscribers of Units who qualify as “accredited investors,” as such term is defined in Rule 501 of Regulation D, and (B) completing the Offering. The Placement Agent has no obligation to purchase any of the Units. Unless sooner terminated in accordance with this Agreement, the engagement of the Placement Agent hereunder shall continue until the later of the Termination Date or the Final Closing (as defined below).

2. Representations, Warranties and Covenants of OPCO. Except as set forth on Schedule A hereto, or in the Memorandum, the representations and warranties of OPCO (as used in this Section 2, “OPCO” refers to Motus GI Medical Technologies, Ltd. and its subsidiaries, if any) contained in this Section 2 are true and correct as of the date of this Agreement

(a) The Memorandum has been prepared by OPCO in compliance in all material respects with Regulation D and Section 4(a)(2) of the Act and the requirements of all other rules and regulations (together, the “Regulations”) relating to offerings of the type contemplated by the Offering, and the applicable securities laws and the rules and regulations of those jurisdictions wherein the Placement Agent notifies OPCO that the Units are to be offered and sold.. The Units will be offered and sold pursuant to the registration exemptions provided by Regulation D and Section 4(a)(2) of the Act as a transaction not involving a public offering and the requirements of any other applicable state securities laws and the respective rules and regulations thereunder in those United States jurisdictions in which the Placement Agent notifies OPCO that the Units are being offered for sale. None of OPCO, its affiliates, or any person acting on its or their behalf (other than the Placement Agent, its affiliates or any person acting on its behalf, in respect of which no representation is made) has taken nor will it take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Rule 506(b) of Regulation D or Section 4(a)(2) of the Act, or knows of any reason why any such exemption would be otherwise unavailable to it. None of OPCO, its predecessors or affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failing to comply with Section 503 of Regulation D. Except as set forth in the Memorandum, OPCO has not, for a period of six months prior to the commencement of the offering of Units, sold, offered for sale or solicited any offer to buy any of its securities in a manner that would be integrated with the offer and sale of the Units pursuant to this Agreement and would cause the exemption from registration set forth in Rule 506(b) of Regulation D to become unavailable with respect to the offer and sale of the Units pursuant to this Agreement in the United States.

(b) As to OPCO only, the Memorandum does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the foregoing does not apply to any statements or omissions made solely in reliance on and in conformity with written information furnished to OPCO by Issuer or the Placement Agent specifically for use in the preparation thereof. To the knowledge of OPCO, none of the statements, documents, certificates or other items made, prepared or supplied by OPCO with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made. There is no fact which OPCO has not disclosed in the Memorandum and of which OPCO is aware that materially adversely affects or that could reasonably be expected to have a material adverse effect on the (i) assets, liabilities, results of operations, condition (financial or otherwise), business of OPCO or (ii) the ability of OPCO to perform its obligations under this Agreement. To the knowledge of OPCO, there are no facts, circumstances or conditions that could reasonably be expected to have an OPCO Material Adverse Effect (as hereinafter defined) that have not been fully disclosed in the Memorandum. Notwithstanding anything to the contrary herein, OPCO makes no representation or warranty with respect to any estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and other forecasts and plans) that may have been delivered to the Placement Agent or its representatives or that are contained in the Memorandum, except that such estimates, projections and other forecasts and plans have been prepared in good faith on the basis of assumptions stated therein, which assumptions were believed to be reasonable at the time of such preparation.

(c) OPCO is duly organized and validly existing in good standing under the laws of the jurisdiction in which it was formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted. Except for Motus GI, Inc., a Delaware corporation and wholly owned subsidiary of OPCO, OPCO is not a participant in any joint venture, partnership or similar arrangement and does not directly or indirectly own any subsidiaries or otherwise own or hold capital stock or an equity or similar interest in any entity. OPCO is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a OPCO Material Adverse Effect. As used in this Agreement, “OPCO Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of OPCO, taken as a whole, or on the transactions contemplated hereby and the other OPCO Transaction Documents (as defined below) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of OPCO to perform its obligations under the OPCO Transaction Documents (as defined below).

(d) OPCO has all requisite corporate power and authority to conduct its business as presently conducted and as proposed to be conducted (as described in the Memorandum), to enter into and perform its obligations under this Agreement, the Subscription Agreement substantially in the form of Annex A to the Memorandum (the “Subscription Agreement”), the Registration Rights Agreement substantially in the form of Annex B to the Memorandum (the “Registration Rights Agreement”), the Share Exchange Agreement, the Escrow Agreement (as hereinafter defined) and the other agreements contemplated hereby (this Agreement, the Subscription Agreement, the Registration Rights Agreement, the Share Exchange Agreement ,the Escrow Agreement (as hereinafter defined) and the other agreements contemplated hereby that OPCO is executing and delivering hereunder are collectively referred to herein as the “OPCO Transaction Documents”). Prior to the First Closing, each of the OPCO Transaction Documents (other than this Agreement, which has already been authorized) will have been duly authorized. This Agreement has been duly authorized, executed and delivered and constitutes, and each of the other OPCO Transaction Documents, upon due execution and delivery, will constitute, valid and binding obligations of OPCO, enforceable against OPCO in accordance with their respective terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect related to laws affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of OPCO’s obligations to provide indemnification and contribution remedies under the securities laws and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(e) None of the execution and delivery of or performance by OPCO under this Agreement or any of the other OPCO Transaction Documents or the consummation of the transactions herein or therein contemplated conflicts with or violates, or will result in the creation or imposition of, any lien, charge or other encumbrance upon any of the assets of OPCO under any agreement or other instrument to which OPCO is a party or by which OPCO or its assets may be bound, or any term of the certificate of incorporation or by-laws of OPCO, or any license, permit, judgment, decree, order, statute, rule or regulation applicable to OPCO or any of its assets, except in the case of a conflict, violation, lien, charge or other encumbrance (except with respect to OPCO’s certificate of incorporation or by-laws) which would not reasonably be expected to have a OPCO Material Adverse Effect.

(f) [Reserved]

(g) OPCO’s financial statements, together with the related notes, if any, included in the Memorandum, present fairly, in all material respects, the financial condition of OPCO as of the dates specified and the results of operations for the periods covered thereby. Such financial statements and related notes were prepared to conform with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, and were audited in accordance with Israeli audit standards. Except as set forth in such financial statements or otherwise disclosed in the Memorandum, OPCO has no known material liabilities of any kind, whether accrued, absolute or contingent, or otherwise, and subsequent to the date of the Memorandum and prior to the date of the First Closing it shall not enter into any material transactions or commitments without promptly thereafter notifying the Placement Agent in writing of any such material transaction or commitment. The other financial and statistical information with respect to OPCO and any pro forma information and related notes included in the Memorandum present fairly in all material respects the information shown therein on a basis consistent with the financial statements of OPCO included in the Memorandum.

(h) Since the date of OPCO’s most recent financial statements contained in the Memorandum, there has been no OPCO Material Adverse Effect. Except as disclosed in the Memorandum, since the date of OPCO’s most recent financial statements contained in the Memorandum, OPCO has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $75,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $75,000. OPCO has not taken any steps to seek protection pursuant to any bankruptcy law nor does OPCO have any actual knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

(i) Except as described in the Memorandum, and except for intercompany indebtedness between Issuer and OPCO with respect to the Convertible Notes, OPCO has no outstanding Indebtedness (as defined below) in excess of $50,000 and is not in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations or defaults would not result, individually or in the aggregate, in an OPCO Material Adverse Effect. For purposes of this Agreement: (i) “Indebtedness” of any Person (as defined below) means without duplication, (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services including (without limitation) “Capital Leases” (as defined under GAAP) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a Capital Lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) except for obligations owed to service providers of OPCO in connection with this Offering, all Contingent Obligations (as defined below) in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above of at least $50,000; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(j) The conduct of business by OPCO as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States, or any other jurisdiction wherein OPCO currently conducts such business, except as described in the Memorandum. .

(k) OPCO has obtained all material licenses, permits and other governmental authorizations necessary to conduct its business as presently conducted. OPCO has not received any written notice of any violation of, or noncompliance with, any federal, state, local or foreign laws, ordinances, regulations and orders (including, without limitation, those relating to environmental protection, occupational safety and health, securities laws, equal employment opportunity, consumer protection, credit reporting, “truth-in-lending”, and warranties and trade practices) applicable to its business, the violation of, or noncompliance with, would have an OPCO Material Adverse Effect (as defined below), and OPCO knows of no facts or set of circumstances which could give rise to such a notice.

(l) No default by OPCO or, to the knowledge of OPCO, any other party, exists in the due performance under any material agreement to which OPCO is a party or to which any of its assets is subject (collectively, the “OPCO Agreements”). The OPCO Agreements disclosed in the Memorandum are the only material agreements to which OPCO is bound or by which its assets are subject, are accurately described in the Memorandum and are in full force and effect in accordance with their respective terms, subject to any applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and to general equitable principles and the availability of specific performance.

(m) Except as described in the Memorandum, OPCO owns all right, title and interest in, or possesses enforceable rights to use, all patents, patent applications, trademarks, service marks, copyrights, rights, licenses, franchises, trade secrets, confidential information, processes and formulations necessary for the conduct of its business as now conducted (collectively, the “Intangibles”). To the knowledge of OPCO, OPCO has not infringed upon the rights of others with respect to the Intangibles and, except as disclosed in the Memorandum, OPCO has not received notice that it has or may have infringed or is infringing upon the rights of others with respect to the Intangibles, or any written notice of conflict with the asserted rights of others with respect to the Intangibles. To the knowledge of OPCO, all such Intangibles are enforceable and no others have infringed upon the rights of OPCO with respect to the Intangibles. None of OPCO’s Intangibles have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement. All current officers, employees, consultants and independent contractors of OPCO having access to proprietary information of Company, its customers or business partners and inventions owned by Company have executed and delivered to Company an agreement regarding the protection of such proprietary information. OPCO has secured, by valid written assignments from all of Company’s current and former consultants, independent contractors and employees who were involved in, or who contributed to, the creation or development of any Intangibles, unencumbered and unrestricted exclusive ownership of each such third party’s Intangibles in their respective contributions. To knowledge of OPCO, no current or former employee, officer, director, consultant or independent contractor of Company has any right, license, claim or interest whatsoever in or with respect to any Intangibles.

(n) OPCO is not a party to any collective bargaining agreement nor does it employ any member of a union. No executive officer of OPCO (as defined in Rule 501(f) of the Act) has notified OPCO that such officer intends to leave OPCO or otherwise terminate such officer’s employment with OPCO. No executive officer of OPCO, to the knowledge of OPCO, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject OPCO to any liability with respect to any of the foregoing matters. OPCO is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in an OPCO Material Adverse Effect.

(o) As to OPCO only, no consent, authorization or filing of or with any court or governmental authority is required in connection with the consummation of the transactions contemplated herein, or in the other OPCO Transaction Documents, except for a required notice to the Office of the Chief Scientist of Israel and required filings with the Israeli Companies Registrar, the SEC and the applicable state securities commissions relating specifically to the Offering (all of which filings will be duly made), other than those which are required to be made after the First Closing (all of which will be duly made on a timely basis).

(p) Subsequent to the respective dates as of which information is given in the Memorandum, OPCO has operated its business in the ordinary course and, except as may otherwise be set forth in the Memorandum, there has been no: (i) OPCO Material Adverse Effect; (ii) transaction otherwise than in the ordinary course of business consistent with past practice; (iii) issuance of any securities (debt or equity) or any rights to acquire any such securities other than pursuant to equity incentive plans approved by its Board of Directors; (iv) damage, loss or destruction, whether or not covered by insurance, with respect to any asset or property of OPCO; or (v) agreement to permit any of the foregoing.

(q) Except as set forth in the Memorandum, there are no actions, suits, claims, hearings or proceedings pending before any court or governmental authority or, to the knowledge of OPCO, threatened, against OPCO, or involving its assets or any of its officers or directors (in their capacity as such) which, if determined adversely to OPCO or such officer or director, could reasonably be expected to have an OPCO Material Adverse Effect or adversely affect the transactions contemplated by this Agreement or the Share Exchange Agreement or the enforceability thereof.

(r) OPCO is not: (i) in violation of its Fourth Amended and Restated Articles of Incorporation; (ii) in default of any indenture, mortgage, deed of trust, note or other agreement or instrument to which OPCO is a party or by which it is or may be bound or to which any of its assets may be subject, the default of which could reasonably be expected to have an OPCO Material Adverse Effect; (iii) in violation of any statute, rule or regulation applicable to OPCO, the violation of which would have an OPCO Material Adverse Effect; or (iv) in violation of any judgment, decree or order of any court or governmental body having jurisdiction over OPCO and specifically naming OPCO, which violation or violations individually, or in the aggregate, could reasonably be expected to have an OPCO Material Adverse Effect.

(s) Except as disclosed in the Memorandum, as of the date of this Agreement, no current or former stockholder, director, officer or employee of OPCO, nor, to the knowledge of OPCO, any affiliate of any such person is presently, directly or indirectly through his affiliation with any other person or entity, a party to any loan from OPCO or any other transaction (other than as an employee) with OPCO providing for the furnishing of services by, or rental of any personal property from, or otherwise requiring cash payments to any such person.

(t) OPCO has filed, on a timely basis, each federal, state, local and foreign tax return, report and declarations that were required to be filed, or has requested an extension therefor and has paid all taxes and all related assessments, charges, penalties and interest to the extent that the same have become due. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of OPCO know of no basis for any such claim. OPCO has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. To OPCO’ knowledge, none of OPCO’ tax returns is presently being audited by any taxing authority. No liens have been filed and no claims are being asserted by or against OPCO with respect to any taxes (other than liens for taxes not yet due and payable). OPCO has not received notice of assessment or proposed assessment of any taxes claimed to be owed by it or any other Person on its behalf. OPCO is not a party to any tax sharing or tax indemnity agreement or any other agreement of a similar nature that remains in effect. OPCO has complied in all material respects with all applicable legal requirements relating to the payment and withholding of taxes and, within the time and in the manner prescribed by law, has withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required.

(u) Neither OPCO, nor any director, officer, agent, employee or other Person acting on behalf of OPCO has, in the course of its actions for, or on behalf of, OPCO (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(v) Except as set forth on Schedule A attached hereto, OPCO is not obligated to pay, and has not obligated the Placement Agent to pay, a finder’s or origination fee in connection with the Offering (other than to the Placement Agent), and hereby agrees to indemnify the Placement Agent from any such claim made by any other person, as more fully set forth in Section 8 hereof. Except as set forth in the Memorandum, OPCO has not offered for sale or solicited offers to purchase the Units except for negotiations with the Placement Agent.

(w) Neither the sale of the Units by the Issuer nor the Company’s use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, OPCO is not (a) a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) a person who engages in any dealings or transactions, or be otherwise associated, with any such person. OPCO is in compliance, in all material respects, with the USA Patriot Act of 2001 (signed into law October 26, 2001).

(x) Until the Termination Date, OPCO will not issue any press release, grant any interview, or otherwise communicate with the media in any manner whatsoever with respect to the Offering without the Placement Agent’s prior consent, which consent will not unreasonably be withheld, delayed or conditioned.

(y) Neither OPCO nor any OPCO Related Persons (as defined below) are subject to any of the disqualifications set forth in Rule 506(d) of Regulation D (each a “Disqualification Event”). OPCO has exercised reasonable care to determine whether any OPCO Related Person (as defined below) is subject to a Disqualification Event. The Memorandum contains a true and complete description of the matters required to be disclosed with respect to OPCO and OPCO Related Persons pursuant to the disclosure requirements of Rule 506(e) of Regulation D, to the extent applicable. As used herein, “OPCO Related Persons” means any predecessor of OPCO, any affiliated issuer, any director, executive officer, other officer of OPCO participating in the Offering, any general partner or managing member of OPCO, any beneficial owner of 20% or more of OPCO’s outstanding voting equity securities, calculated on the basis of voting power, and any “promoter” (as defined in Rule 405 under the Act) connected with OPCO in any capacity. OPCO agrees to promptly notify the Placement Agent in writing of (i) any Disqualification Event relating to any OPCO Related Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any OPCO Related Person.

(z) Incorporation by Reference. For the benefit of the Placement Agent, OPCO hereby incorporates by reference all of the representations and warranties contained in Article II, and its covenants contained in Article V, of the Share Exchange Agreement, in each case with the same force and effect as if specifically set forth herein.

(aa) Disclosure. No representation or warranty contained in Section 2 of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading in the context of such representations and warranties.

2A. Representations, Warranties and Covenants of Issuer. The representations and warranties of Issuer (as used in this Section 2A, “Issuer” refers to Motus GI Holdings, Inc. and its subsidiaries) to the Placement Agent contained in this Section 2A are true and correct as of the date of this Agreement.

(a) The Memorandum has been prepared in conformity with all applicable laws, and is in compliance in all material respects with Regulation D, the Act and the requirements of all other Regulations of the SEC relating to offerings of the type contemplated by the Offering, and the applicable securities laws and the rules and regulations of those jurisdictions wherein the Placement Agent notifies Issuer that the Units are to be offered and sold. The Units will be offered and sold pursuant to the registration exemptions provided by Regulation D and Section 4(a)(2) of the Act as a transaction not involving a public offering and the requirements of any other applicable state securities laws and the respective rules and regulations thereunder in those United States jurisdictions in which the Placement Agent notifies Issuer that the Units are being offered for sale. None of Issuer, its affiliates, or any person acting on its or their behalf (other than the Placement Agent, its affiliates or any person acting on its behalf, in respect of which no representation is made) has taken nor will it take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Rule 506(b) of Regulation D or Section 4(a)(2) of the Act, or knows of any reason why any such exemption would be otherwise unavailable to it. None of Issuer, its predecessors or affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failing to comply with Section 503 of Regulation D. Issuer has not, for a period of six months prior to the commencement of the offering of Units, sold, offered for sale or solicited any offer to buy any of its securities in a manner that would be integrated with the offer and sale of the Units pursuant to this Agreement, would cause the exemption from registration set forth in Rule 506(b) of Regulation D to become unavailable with respect to the offer and sale of the Units pursuant to this Agreement in the United States.

(b) Issuer is duly organized and validly existing in good standing under the laws of the jurisdiction in which it was formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted. Issuer is not a participant in any joint venture, partnership or similar arrangement and does not directly or indirectly own any subsidiaries or otherwise own or hold capital stock or an equity or similar interest in any entity. Issuer is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have an Issuer Material Adverse Effect (as defined below). As used in this Agreement, “Issuer Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of Issuer, taken as a whole, or on the transactions contemplated hereby and the other Issuer Transaction Documents (as defined below) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of Issuer to perform its obligations under the Issuer Transaction Documents (as defined below).

(c) As to Issuer only, the Memorandum does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading: provided, however, the foregoing does not apply to any statements or omissions made solely in reliance on and in conformity with written information furnished to Issuer by OPCO or the Placement Agent specifically for use in the preparation thereof. To the knowledge of Issuer, none of the statements, documents, certificates or other items made, prepared or supplied by Issuer with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made. There are no facts, circumstances or conditions which Issuer has not disclosed in the Memorandum and of which Issuer is aware that could reasonably be expected to have an Issuer Material Adverse Effect. Notwithstanding anything to the contrary herein, Issuer makes no representation or warranty with respect to any estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and other forecasts and plans) that may have been delivered to the Placement Agent or its representatives by Issuer, except that such estimates, projections and other forecasts and plans have been prepared in good faith on the basis of assumptions stated therein, which assumptions were believed to be reasonable at the time of such preparation.

(d) Issuer has all requisite corporate power and authority to conduct its business as presently conducted and as proposed to be conducted (as described in the Memorandum), to enter into and perform its obligations under this Agreement, the Subscription Agreement, the Registration Rights Agreement, the Share Exchange Agreement, the Escrow Agreement (as hereinafter defined) and the other agreements contemplated hereby (this Agreement, the Subscription Agreement, the Registration Rights Agreement, the Share Exchange Agreement, the Escrow Agreement (as hereinafter defined) and the other agreements contemplated hereby that Issuer is executing and delivering hereunder are collectively referred to herein as the “Issuer Transaction Documents”), and subject to necessary Board and stockholder approvals, to issue, sell and deliver the Units, the shares of Common Stock and Preferred Shares underlying the Units, and the shares of Common Stock issuable upon conversion of the Preferred Shares (the “Conversion Shares”), exercise of the Exchange Warrants (the “Exchange Warrant Shares”), the Agent Warrants (as defined in Section 3(b)) and the Agent Warrant Shares (as defined in Section 3(b)). Prior to the First Closing, each of the Issuer Transaction Documents (other than this Agreement, which has already been authorized) will have been duly authorized. This Agreement has been duly authorized, executed and delivered and constitutes, and each of the other Issuer Transaction Documents, upon due execution and delivery, will constitute, valid and binding obligations of Issuer, enforceable against Issuer in accordance with their respective terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect related to laws affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of Issuer’s obligations to provide indemnification and contribution remedies under the securities laws and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(e) None of the execution and delivery of, or performance by Issuer under this Agreement or any of the other Issuer Transaction Documents or the consummation of the transactions herein or therein contemplated conflicts with or violates, or will result in the creation or imposition of, any lien, charge or other encumbrance upon any of the assets of Issuer under any agreement or other instrument to which Issuer is a party or by which Issuer or its assets may be bound, or any term of the certificate of incorporation or by-laws of Issuer, or any license, permit, judgment, decree, order, statute, rule or regulation applicable to Issuer or any of its assets, except in the case of a conflict, violation, lien, charge or other encumbrance (except with respect to Issuer’s certificate of incorporation or by-laws) which would not, or could not reasonably be expected to, have an Issuer Material Adverse Effect.

(f) As of the date of the First Closing, Issuer will have the authorized and outstanding capital stock as set forth under the heading “Capitalization” in the Memorandum. All outstanding shares of capital stock of Issuer are duly authorized, validly issued, fully paid and nonassessable. Except as described in the Memorandum, as of the date of the First Closing: (i) there will be no outstanding options, stock subscription agreements, warrants or other rights permitting or requiring Issuer or others to purchase or acquire any shares of capital stock or other equity securities of Issuer or to pay any dividend or make any other distribution in respect thereof; (ii) there will be no securities issued or outstanding which are convertible into or exchangeable for any of the foregoing and there are no contracts, commitments or understandings, whether or not in writing, to issue or grant any such option, warrant, right or convertible or exchangeable security; (iii) no shares of stock or other securities of Issuer are reserved for issuance for any purpose; (iv) there will be no voting trusts or other contracts, commitments, understandings, arrangements or restrictions of any kind with respect to the ownership, voting or transfer of shares of stock or other securities of Issuer, including, without limitation, any preemptive rights, rights of first refusal, proxies or similar rights, and (v) no person holds a right to require Issuer to register any securities of Issuer under the Act or to participate in any such registration. As of the date of the First Closing, the issued and outstanding shares of capital stock of Issuer will conform in all material respects to all statements in relation thereto contained in the Memorandum and the Memorandum describes all material terms and conditions thereof. All issuances by Issuer of its securities have been, at the times of their issuance, exempt from registration under the Act and any applicable state securities laws.

(g) Immediately prior to the First Closing, the Shares and Preferred Shares underlying the Units, the Conversion Shares, the Exchange Warrants, the Exchange Warrant Shares, the Agent Warrants (as defined in section 3(b)) and the Agent Warrant Shares (as defined in section 3(b)) will have been duly authorized and, when issued and delivered against payment therefor as provided in the Issuer Transaction Documents, the Shares, the Preferred Shares, the Conversion Shares, the Exchange Warrant Shares and the Agent Warrant Shares will be validly issued, fully paid and nonassessable. No holder of any of the Shares or Preferred Shares underlying the Units, the Conversion Shares, the Exchange Warrants, the Exchange Warrant Shares, the Agent Warrants or the Agent Warrant Shares will be subject to personal liability solely by reason of being such a holder, and, except as described in the Memorandum, none of the Shares or Preferred Shares underlying the Units, the Conversion Shares, the Exchange Warrants, the Exchange Warrant Shares, the Agent Warrants or the Agent Warrant Shares are subject to preemptive or similar rights of any stockholder or security holder of Issuer or an adjustment under the antidilution or exercise rights of any holders of any outstanding shares of capital stock, options, warrants or other rights to acquire any securities of Issuer. Immediately prior to the First Closing, a sufficient number of authorized but unissued shares of Common Stock will have been reserved for issuance upon the conversion of the Preferred Shares and the exercise of the Exchange Warrants and the Agent Warrants.

(h) No consent, authorization or filing of or with any court or governmental authority is required in connection with the issuance or the consummation of the transactions contemplated herein or in the other Issuer Transaction Documents, except for required filings with the SEC and the applicable state securities commissions relating specifically to the Offering (all of which filings will be duly made by, or on behalf of, Issuer), other than those which are required to be made after the First Closing (all of which will be duly made on a timely basis).

(i) Subsequent to the respective dates as of which information is given in the Memorandum, Issuer has operated its business in the ordinary course and, except as may otherwise be set forth in the Memorandum, there has been no: (i) Issuer Material Adverse Effect; (ii) transaction otherwise than in the ordinary course of business consistent with past practice; (iii) issuance of any securities (debt or equity) or any rights to acquire any such securities other than pursuant to equity incentive plans approved by its Board of Directors; (iv) damage, loss or destruction, whether or not covered by insurance, with respect to any asset or property of Issuer; or (v) agreement to permit any of the foregoing.

(j) Except as set forth in the Memorandum, there are no actions, suits, claims, hearings or proceedings pending before any court or governmental authority or, to the knowledge of Issuer, threatened, against Issuer, or involving its assets or any of its officers or directors (in their capacity as such) which, if determined adversely to Issuer or such officer or director, could reasonably be expected to have an Issuer Material Adverse Effect or adversely affect the transactions contemplated by this Agreement or the Share Exchange Agreement or the enforceability thereof.

(k) Other than as set forth on Schedule A attached hereto, Issuer is not obligated to pay, and has not obligated the Placement Agent to pay, a finder’s or origination fee in connection with the Offering (other than to the Placement Agent), and hereby agrees to indemnify the Placement Agent from any such claim made by any other person, as more fully set forth in Section 8 hereof. Issuer has not offered for sale or solicited offers to purchase the Units except for negotiations with the Placement Agent. Except as set forth in the Memorandum and as previously disclosed to the Placement Agent, no other person has any right to participate in any offer, sale or distribution of Issuer’s securities to which the Placement Agent’s rights, described herein, shall apply.

(l) Neither the sale of the Units by Issuer nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, Issuer is not (a) a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) a person who engages in any dealings or transactions, or be otherwise associated, with any such person. Issuer and its subsidiaries, if any, are in compliance, in all material respects, with the USA Patriot Act of 2001 (signed into law October 26, 2001).

(m) Until the earlier of (i) the Termination Date and (ii) the Final Closing (as defined below), Issuer will not issue any press release, grant any interview, or otherwise communicate with the media in any manner whatsoever with respect to the Offering without the Placement Agent’s prior consent, which consent will not unreasonably be withheld, delayed or conditioned.

(n) Subsequent to the Share Exchange Transaction, the Issuer shall establish internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(o) Subsequent to the Share Exchange Transaction, the Issuer shall establish “disclosure controls and procedures” (as such term is defined in Rule 13a-15I and 15d-15I under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”)), which (i) are designed to ensure that material information relating to Issuer is made known to Issuer’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and (ii) such disclosure controls and procedures are effective to perform the functions for which they were established. Issuer is not aware of any fraud, whether or not material, that involves management or other employees who have a role in Issuer’s internal controls.

(p) Neither Issuer nor any Issuer Related Persons (as defined below) are subject to any Disqualification Event. Issuer has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Memorandum contains a true and complete description of the matters required to be disclosed with respect to Issuer and Issuer Related Persons (as defined below) pursuant to the disclosure requirements of Rule 506I of Regulation D, to the extent applicable. As used herein, “Issuer Related Persons” means any predecessor of Issuer, any affiliated issuer, any director, executive officer, other officer of Issuer participating in the Offering, any general partner or managing member of Issuer, any beneficial owner of 20% or more of Issuer’s outstanding voting equity securities, calculated on the basis of voting power, and any “promoter” (as defined in Rule 405 under the Act) connected with Issuer in any capacity. Issuer agrees to promptly notify the Placement Agent in writing of (i) any Disqualification Event relating to any Issuer Related Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Related Person.

(q) Incorporation by Reference. For the benefit of the Placement Agent, Issuer hereby incorporates by reference all of the representations and warranties contained in Article III, and its covenants contained in Article V, of the Share Exchange Agreement, in each case with the same force and effect as if specifically set forth herein.

(r) Disclosure. No representation or warranty contained in Section 2A of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading in the context of such representations and warranties.

2B. Representations, Warranties and Covenants of Placement Agent. The Placement Agent represents and warrants to OPCO and Issuer that the following representations and warranties are true and correct as of the date of this Agreement:

(a) Aegis is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

(b) This Agreement has been duly authorized, executed and delivered by the Placement Agent, and upon due execution and delivery by OPCO and Issuer, this Agreement will be a valid and binding agreement of the Placement Agent enforceable against it in accordance with its terms, except as may be limited by principles of public policy and, as to enforceability, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditor’s rights from time to time in effect and subject to general equity principles.

(c) None of the execution and delivery of or performance by Placement Agent under this Agreement or any other agreement or document entered into by Placement Agent in connection herewith or the consummation of the transactions herein or therein contemplated conflicts with or violates, any agreement or other instrument to which the Placement Agent is a party or by which its assets may be bound, or any term of its certificate of incorporation or by-laws, or any license, permit, judgment, decree, order, statute, rule or regulation applicable to Placement Agent or any of its assets, except in each case as would not have a material adverse effect on the transactions contemplated hereby.

(d) The Placement Agent is a member in good standing of FINRA and is registered as a broker-dealer under the Exchange Act, and under the securities acts of each state into which it is making offers or sales of the Units. The Placement Agent is in compliance with all applicable rules and regulations of the SEC and FINRA, except to the extent that such noncompliance would not have a material adverse effect on the transactions contemplated hereby. None of the Placement Agent or its affiliates, or any person acting on behalf of the foregoing (other than Issuer, OPCO, its or their affiliates or any person acting on its or their behalf, in respect of which no representation is made) has taken nor will it take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Rule 506 of Regulation D or Section 4(a)(2) of the Act, or knows of any reason why any such exemption would be otherwise unavailable to it.

(e) Neither Placement Agent nor any Placement Agent Related Persons (as defined below) are subject to any Disqualification Event as of the date hereof. Placement Agent has exercised reasonable care to determine whether any Placement Agent Related Person (as defined below) is subject to such a Disqualification Event. The Memorandum contains a true and complete description of the matters required to be disclosed with respect to Placement Agent and Placement Agent Related Persons (as defined below) pursuant to the disclosure requirements of Rule 506I of Regulation D, to the extent applicable. As used herein, “Placement Agent Related Persons” means any predecessor of Placement Agent, any affiliated issuer, any director, executive officer, other officer of Placement Agent participating in the Offering, any general partner or managing member of Issuer, any beneficial owner of 20% or more of Placement Agent’s outstanding voting equity securities, calculated on the basis of voting power, and any “promoter” (as defined in Rule 405 under the Act) connected with Placement Agent in any capacity. Placement Agent agrees to promptly notify OPCO and Issuer in writing of (i) any Disqualification Event relating to any Placement Agent Related Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Placement Agent Related Person.

(f) Disclosure. As to Placement Agent only, the Memorandum does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the foregoing does not apply to any statements or omissions made solely in reliance on and in conformity with written information furnished to Placement Agent by OPCO or Issuer specifically for use in the preparation thereof.

(g) Litigation. There are no actions, suits, claims, hearings or proceedings pending before any court or governmental authority or, to the knowledge of Placement Agent, threatened, against Placement Agent or involving its assets or to the knowledge of Placement Agent, any of its officers or directors (in their capacity as such) which, if determined adversely to Placement Agent or such officer or director, could reasonably be expected to adversely affect Placement Agent’s ability to perform its obligations hereunder.

3. Placement Agent Compensation.

(a) In connection with the Offering, the Issuer will pay at each Closing (as defined in Section 4I below) a cash fee (the “Agent Cash Fee”) to the Placement Agent equal to 10% of the gross proceeds from the sale of the Units consummated at such Closing (subject to reduction at the sole discretion of the Placement Agent; provided, however, that no cash commission shall be paid with respect to (i) the exchange for Units of Convertible Notes issued to the holders before November 7, 2016 and Perceptive Advisors (collectively, the “Old Notes”) and any Convertible Notes for which the Placement Agent was previously paid a cash commission and (ii) investments in the Offering made by (x) current shareholders of OPCO, (y) Perceptive Advisors and (z) certain other investors as set forth on Schedule B1 and B2 hereto. The Placement Agent will also receive the right for designees of the Placement Agent to receive payments from the Issuer aggregating 10% of the amount of payments paid to the holders of the Preferred Shares sold in this Offering as a result of such holders’ Royalty Payment Rights, such payments to be made at the same time as payments are made to the holders of the Royalty Payment Rights.

(b) As additional compensation, at or within ten (10) business days following the Final Closing, the Issuer will issue to the Placement Agent (or its designee(s)) for nominal consideration, warrants (the “Agent Warrants”) to purchase shares of Common Stock (the shares of Common Stock issuable upon exercise of the Agent Warrants are hereinafter referred to as the “Agent Warrant Shares”). The Agent Warrants shall be exercisable for that number of shares of Common Stock equaling 10% of the number of shares of Common Stock (i) included in the Units sold or exchanged at all closings (excluding all Units exchanged for Old Notes), and (ii) underlying the Preferred Shares included in the Units sold or exchanged at all Closings (as defined below) (excluding all Units exchanged for Old Notes), at an exercise price of $5.00 per share. There will be no Agent Warrants issued with respect to any Units purchased by any of the investors set forth on Schedule B1 and B2 hereto; provided, however, that Agent Warrants shall be issued in connection with the Units purchased by Perceptive Advisors in the Offering as agreed to by the Issuer and the Placement Agent. The Agent’s Warrants shall be exercisable until the date that is five (5) years after the First Closing, shall contain immediate cashless exercise provisions and shall not be callable by the Issuer. The Agent Cash Fee and Agent Warrants are sometimes referred to herein collectively as “Agent Compensation.” The Agent Warrants will be in such authorized denominations and will be registered in such names as the Placement Agent shall request in an instruction letter (the “Agent Warrant Instruction Letter”) to be delivered to the Issuer following the Final Closing and the Issuer shall deliver such Agent Warrants to the Placement Agent within ten (10) business days following the delivery of the Agent Warrant Instruction Letter.

(c) At each Closing (as defined in section 4I below), the Issuer will pay Aegis a non-accountable expense allowance equal to 3% of the gross proceeds from the sale of the Units consummated at such Closing (the “Agent Expense Allowance”), provided that the Agent Expense Allowance shall be reduced to 1.5% with respect to investments made by existing stockholders of OPCO, Perceptive Advisors, and certain other institutional investors as agreed by the Company and Aegis as set forth on Schedules B1 and B2 hereto provided further that no expense allowance shall be paid with respect to the exchange for Units of the Convertible Notes. The Placement Agent will not bear any of Issuer’s or OPCO’s respective legal, accounting, printing or other expenses in connection with any transaction contemplated hereby. Aegis will pay for its own expenses, including its legal fees and expenses, from the Agent Expense Allowance. The Agent Expense Allowance will be reduced by the $25,000 paid by OPCO to the Placement Agent’s counsel upon the execution and delivery of the term sheet with respect to the Share Exchange and the Offering.

(d) The Issuer shall also pay and issue to the Placement Agent the Agent Compensation calculated according to the percentages set forth in Sections 3(a) and (b) of this Agreement, if any person or entity contacted by the Placement Agent and provided with a Memorandum during the Offering Period (other than existing shareholders of OPCO and the investors set forth on Schedules B1 and B2 hereto) and with whom the Placement Agent has discussions regarding a potential investment in the Offering, invests in the Issuer (other than through open market purchases or securities purchased in any underwritten public offering) and irrespective of whether such potential investor purchased Units in the Offering (the “Tail Investors”) at any time prior to the earlier of the date that is twelve (12) months after the Termination Date or the Final Closing (“Tail Period”), whichever is applicable; provided, however, that the Tail Period shall terminate immediately in the event that Adam K. Stern is no longer employed by the Placement Agent at any time during the Tail Period. The names of Tail Investors shall be provided in writing by the Placement Agent to the Issuer upon written request within 10 days following the Termination Date or the Final Closing, as the case may be (the “Tail Investor List”); provided, that such Tail Investor List shall include persons or entities that actually received a copy of the Memorandum. The Company acknowledges and agrees that the Tail Investor List is proprietary to the Placement Agent, shall be maintained in strict confidence by the Company and those persons/entities on such list shall not be contacted by the Company without the Placement Agent’s prior written consent; provided, however, that such restrictions shall not apply to ordinary course stockholder communications by the Company to its stockholders, including those Tail Investors that are stockholders of the Company. In the event the Placement Agent exercises its ROFR (as defined below) with respect to an offering pursuant to the provisions of Section 3(f), the specific compensation terms to the Placement Agent that are negotiated in such offering shall govern and the provisions of this Section 3(d) will not be operative with respect to such offering.

(e) [Reserved]

(f) Effective as of the First Closing, the Issuer hereby grants to Aegis, subject to Adam K. Stern’s continued employment by Aegis during the ROFR Term (as hereinafter defined), for a period of twelve (12) months following the Final Closing (the “ROFR Term”), the irrevocable preferential right of first refusal (“ROFR”) solely to act as lead placement agent for any proposed private placement pursuant to Regulation D of the Issuer’s securities (equity or debt, but excluding any institutional bank debt and any securities sold directly to investors without the assistance of a registered broker-dealer); provided, that such ROFR shall not apply to any offering of securities registered with the SEC and that the ROFR Term will terminate immediately in the event that Adam K. Stern is no longer employed by the Placement Agent at any time during the ROFR Term. In that regard, it is understood that if the Issuer determines to pursue a private placement financing pursuant to Regulation D during the ROFR Term in which a third party placement agent will be engaged, the Issuer shall promptly provide Aegis with a written notice of such intention and statement of terms (the “Notice”). If, within ten (10) business days of the receipt of the Notice, Aegis does not accept in writing such offer to act as lead placement agent with respect to such private placement upon the terms proposed, then the Issuer shall be entitled to engage a placement agent other than Aegis; provided that the terms of the compensation to be paid to such other placement agent are not materially less favorable to the Issuer than the terms included in the Notice. Aegis’s failure to exercise these preferential rights in any situation shall not affect its preferential rights to any subsequent private placement during the ROFR Term. Each of OPCO and the Issuer represent and warrant that no other person has any right to participate in any offer, sale or distribution of OPCO’s or the Issuer’s securities to which Aegis’s preferential rights shall apply.

(g) At the First Closing, the Issuer and the Placement Agent shall enter into a non-exclusive Finder’s Fee Agreement (the “Finder’s Agreement”), which will provide that, during the three (3) year period following the later of the Termination Date or the First Closing, if the Company or any of its affiliates shall enter into any of the transactions enumerated in the Finder’s Agreement (such transactions to include business combinations, joint ventures, license agreements and related transactions) with any party introduced to the Company by the Placement Agent, then the Company shall pay or cause to be paid to the Placement Agent a cash finder’s fee (the “Finder’s Fee”) payable in cash at the closing of such transaction, equal to 5% of the first $1 million of consideration paid by or to the Company, plus 4% of the next $1 million of consideration paid by or to the Company, plus 3% of the next $5 million of the consideration paid by or to the Company, plus 2.5% of any consideration paid by or to the Company in excess of $7 million; provided, however, that the Placement Agent will not be entitled to a finder’s fee entered into with any party with whom the Company had a pre-existing relationship prior to the date of the specific introduction (including situations where the Company had previously been introduced to such party by someone other than the Placement Agent or a party with whom the Company had already commenced discussions).

(h) The Company hereby grants the Placement Agent the right to appoint one (1) member of the Company’s board of directors (the “Aegis Director”) effective as of the First Closing of the Offering. The initial Aegis Director shall be Samuel Nussbaum, with any successor Aegis Director chosen by the Placement Agent to be subject to the reasonable approval of the Company. The Aegis Director shall be entitled to (i) the same indemnification protections afforded to other directors of the Company, including the Company’s continued maintenance of an insurance policy providing liability insurance for directors and officers of the Company, and (ii) cash and equity compensation in amounts to be determined based on the amounts made available to other non-employee directors of the Company. This provision shall terminate two years from the Final Closing.

(i) Notwithstanding any other provision of this Section 3, in no event shall the Placement Agent contact any of the investors set forth on Schedule B2 hereto for the purpose of (i) subscribing for Units in this Offering or (ii) any other investment in Issuer within twelve (12) months from the date of this Agreement (but the Placement Agent may contact such investors for purposes not relating to sub-clause (i) or (ii)) as a third-party has the right to receive commissions from OPCO in the event that such investors invest in the OPCO for any reason during a certain period of time, all of which has been previously disclosed to the Placement Agent. In the event any investor on Schedule B2 acquires Units in this Offering, any fee, cash or otherwise, payable to the Placement Agent hereunder shall be reduced by any payment paid by OPCO or the Company to such third party.

4. Subscription and Closing Procedures.

(a) OPCO and Issuer shall cause to be delivered to the Placement Agent copies of the Memorandum and have each consented, and hereby consent, to the use of such copies for the purposes permitted by the Act and applicable securities laws and in accordance with the terms and conditions of this Agreement, and hereby each authorize the Placement Agent and its agents and employees to use the Memorandum in connection with the offering of the Units until the earlier of (i) the Termination Date or (ii) the Final Closing, and no person or entity is or will be authorized to give any information or make any representations other than those contained in the Memorandum or to use any offering materials other than those contained in the Memorandum in connection with the sale of the Units.

(b) During the Offering Period, OPCO and Issuer shall make available to the Placement Agent and its representatives such information as may be reasonably requested in making a reasonable investigation of OPCO and Issuer and their respective affairs and shall provide access to such employees during normal business hours as shall be reasonably requested by the Placement Agent.

(c) Each prospective purchaser will be required to complete and execute an original omnibus signature page, for each of the Subscription Agreement and the Registration Rights Agreement (the “Subscription Documents”), which will be forwarded or delivered to the Placement Agent at the Placement Agent’s offices at the address set forth in Section 12 hereof, together with the subscriber’s wire transfer in the full amount of the purchase price for the number of Units desired to be purchased, subject to the Escrow Agent’s (as defined below) right to accept a check in lieu of a wire transfer.

(d) All funds for subscriptions received by the Placement Agent from the Offering (not otherwise wired directly to the Escrow Agent) will be promptly forwarded by the Placement Agent and deposited into a non-interest bearing escrow account (the “Escrow Account”) established for such purpose with Signature Bank (the “Escrow Agent”). All such funds for subscriptions will be held in the Escrow Account pursuant to the terms of an escrow agreement among Issuer, OPCO, the Placement Agent and the Escrow Agent. The Company will pay all fees related to the establishment and maintenance of the Escrow Account. Subject to the receipt of subscriptions for the Minimum Amount, the Company will either accept or reject, for any or no reason, the Subscription Documents in a timely fashion and at each Closing, Issuer and OPCO will countersign the Subscription Documents and provide duplicate copies of such documents to the Placement Agent for distribution to the subscribers. The Placement Agent on the Company’s behalf, will promptly return to subscribers incomplete, improperly completed, improperly executed and rejected subscriptions.

(e) If subscriptions for at least the Minimum Amount have been accepted prior to the Termination Date, which calculation shall include the exchange of the Convertible Notes for Units, the funds therefor have been collected by the Escrow Agent and all of the conditions set forth elsewhere in this Agreement are fulfilled, the First Closing shall be held promptly with respect to Units sold. Thereafter remaining Units will continue to be offered and sold until the Termination Date and additional closings (each a “Closing”) may from time to time be conducted at times mutually agreed to between the Placement Agent and the Company with respect to additional Units sold, with the final closing (“Final Closing”) to occur within ten (10) days after the earlier of the Termination Date and the date on which the all Units has been fully subscribed for. Delivery of payment for the accepted subscriptions for Units from funds held in the Escrow Account will be made at each Closing against delivery of the Shares and Preferred Shares by the Company. Executed certificates for the Common Stock and Warrants will be made available to the Placement Agent for checking and packaging at least one business day prior to each Closing. The Company’s transfer agent, to be engaged prior to the First Closing, shall be instructed by the Company to deliver such Common Stock certificates and Warrants within a commercially reasonable time after each Closing.

(f) If Subscription Documents for the Minimum Amount have not been received and accepted by the Company on or before the Termination Date for any reason, the Offering will be terminated, no Units will be sold, and the Escrow Agent will, at the request of the Placement Agent, cause all monies received from subscribers for the Units to be promptly returned to such subscribers without interest, penalty, expense or deduction.

5. Further Covenants. OPCO and Issuer hereby covenant and agree that:

(a) Except upon prior written notice to the Placement Agent, neither OPCO nor Issuer shall, at any time prior to the Final Closing, knowingly take any action which would cause any of the representations and warranties made by it in this Agreement not to be complete and correct in all material respects on and as of the date of each Closing with the same force and effect as if such representations and warranties had been made on and as of each such date (except to the extent any representation or warranty relates to an earlier date).

(b) If, at any time prior to the Final Closing, any event shall occur that causes (i) an OPCO Material Adverse Effect or (ii) an Issuer Material Adverse Effect, either of which as a result it becomes necessary to amend or supplement the Memorandum so that the representations and warranties herein remain true and correct in all material respects, or in case it shall be necessary to amend or supplement the Memorandum to comply with Regulation D or any other applicable securities laws or regulations, either OPCO or Issuer, as applicable, will promptly notify the Placement Agent and shall, at its sole cost, prepare and furnish to the Placement Agent copies of appropriate amendments and/or supplements in such quantities as the Placement Agent may reasonably request for delivery by the Placement Agent to potential subscribers. Neither OPCO nor Issuer will at any time before the Final Closing prepare or use any amendment or supplement to the Memorandum of which the Placement Agent will not previously have been advised and furnished with a copy, or which is not in compliance in all material respects with the Act and other applicable securities laws. As soon as OPCO or Issuer is advised thereof, OPCO or Issuer, as applicable, will advise the Placement Agent and its counsel, and confirm the advice in writing, of any order preventing or suspending the use of the Memorandum, or the suspension of any exemption for such qualification or registration thereof for offering in any jurisdiction, or of the institution or threatened institution of any proceedings for any of such purposes, and OPCO and Issuer, as applicable, will use their reasonable best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as reasonably possible the lifting thereof.

(c) OPCO and Issuer shall comply with the Act, the Exchange Act and the rules and regulations thereunder, all applicable state securities laws and the rules and regulations thereunder in the states in which OPCO’s Blue Sky counsel has advised the Placement Agent, OPCO and/or Issuer that the Units are qualified or registered for sale or exempt from such qualification or registration, so as to permit the continuance of the sales of the Units, and will file or cause to be filed with the SEC, and shall promptly thereafter forward or cause to be forwarded to the Placement Agent, any and all reports on Form D as are required.

(d) Issuer shall use best efforts to qualify the Units for sale under the securities laws of such jurisdictions in the United States as may be mutually agreed to by OPCO, Issuer and the Placement Agent, and Issuer will make or cause to be made such applications and furnish information as may be required for such purposes, provided that Issuer will not be required to qualify as a foreign corporation in any jurisdiction or execute a general consent to service of process. Issuer will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request with respect to the Offering.

(e) The Issuer shall place a legend on the certificates representing the Shares, the Preferred Shares, the Conversion Shares, the Exchange Warrants and the Agent Warrants that the securities evidenced thereby have not been registered under the Act or applicable state securities laws, setting forth or referring to the applicable restrictions on transferability and sale of such securities under the Act and applicable state laws.

(f) The Company shall apply the net proceeds from the sale of the Units for the purposes substantially as described under the “Use of Proceeds” section of the Memorandum. Except as set forth in the Memorandum, the Company shall not use any of the net proceeds of the Offering to repay indebtedness to officers (other than accrued salaries incurred in the ordinary course of business), directors or stockholders of the Company without the prior written consent of the Placement Agent.

(g) During the Offering Period OPCO or Issuer, as applicable, shall afford each prospective purchaser of Units the opportunity to ask questions of and receive answers from an officer of OPCO or Issuer concerning the terms and conditions of the Offering and the opportunity to obtain such other additional information necessary to verify the accuracy of the Memorandum to the extent OPCO or Issuer possesses such information or can acquire it without unreasonable expense.

(h) Except with the prior written consent of Aegis, which consent shall not be unreasonably withheld, OPCO and Issuer shall not, at any time prior to the earlier of the Final Closing or the Termination Date, except as contemplated by the Memorandum (i) engage in or commit to engage in any transaction outside the ordinary course of business as described in the Memorandum, (ii) issue, agree to issue or set aside for issuance any securities (debt or equity) or any rights to acquire any such securities; provided that the Company shall be permitted to issue stock options and/or restricted stock units to officers, directors and employees of the Company as described in the Memorandum; and it being acknowledged and agreed that after the Final Closing or Termination Date, the Issuer may issue, in its sole discretion, a number of stock options and/or restricted units in the aggregate in an amount of up to 15% of the fully diluted outstanding shares of the Issuer pursuant to the Issuer’s 2016 Equity Incentive Plan (the “Plan”), (iii) incur, outside the ordinary course of business, any material indebtedness, (iv) dispose of any material assets, (v) make any acquisition or (vi) change its business or operations.

(i) OPCO or the Issuer, as applicable, shall pay all reasonable expenses incurred in connection with the preparation and printing of all necessary offering documents and instruments related to the Offering and the issuance of the Shares, the Preferred Shares, the Conversion Shares, the Exchange Warrants and the Agent Warrants and will also pay OPCO’s and the Issuer’s own expenses for accounting fees, legal fees and other costs involved with the Offering (provided that OPCO shall not be responsible for the legal fees of Issuer for the period prior to the First Closing other than the $25,000 previously paid to the Placement Agent’s counsel). OPCO will provide at its own expense such quantities of the Memorandum and other documents and instruments relating to the Offering as the Placement Agent may reasonably request. All Blue Sky filings related to this Offering shall be prepared by OPCO’s counsel, on behalf of the Issuer, at OPCO’s expense, with copies of all filings to be promptly forwarded to the Placement Agent. Further, as promptly as practicable after the Final Closing, the Company shall prepare, at its own expense, velobound “closing binders” relating to the Offering and will distribute one such binder to each of the Placement Agent and its counsel.

(j) Until the earlier of the Termination Date or the Final Closing, neither OPCO nor Issuer nor any person or entity acting on such persons’ behalf will negotiate with any other placement agent or underwriter with respect to a private offering of such entity’s debt or equity securities. Neither OPCO nor Issuer nor anyone acting on such persons’ behalf will, until the earlier of the Termination Date or the Final Closing, without the prior written consent of the Placement Agent, offer for sale to, or solicit offers to subscribe for Units from, or otherwise approach or negotiate in respect thereof with, any other person.

5A. Placement Agent Further Covenants.

The Placement Agent shall not, at any time during the Offering Period, knowingly take any action which would cause any of the representations and warranties made by it in this Agreement not to be complete and correct in all material respects on and as of each Closing Date with the same force and effect as if such representations and warranties had been made on and as of each such date (except to the extent any representation or warranty relates to an earlier date).

6. Conditions of Placement Agent’s Obligations. The obligations of the Placement Agent hereunder to effect a Closing are subject to the fulfillment, at or before each Closing, of the following additional conditions:

(a) Each of the representations and warranties made by OPCO and Issuer qualified as to materiality shall be true and correct in all material respects at all times prior to and on each Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, and the representations and warranties made by OPCO and Issuer not qualified as to materiality shall be true and correct in all material respects at all times prior to and on each Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

(b) OPCO and Issuer (and the Company following the First Closing) shall have performed and complied in all material respects with all agreements, covenants and conditions required to be performed and complied with by them at or before the Closing.

(c) The Memorandum did not, and as of the date of any amendment or supplement thereto will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) The Company shall have obtained all consents, waivers and approvals required to be obtained by the Company in connection with the consummation of the transactions contemplated hereby.

(e) No order suspending the use of the Memorandum or enjoining the Offering or sale of the Units shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated or pending, or, to OPCO’s and Issuer’s knowledge, threatened.

(f) The Placement Agent shall have received a certificate of the Chief Executive Officer of each of OPCO and Issuer, dated as of the date of the First Closing (Issuer only for subsequent Closings), certifying, as to the fulfillment of the conditions set forth in subparagraphs (a), (b), (c) and (d) above.

(g) OPCO and Issuer shall have delivered to the Placement Agent: (i) a certified charter document and good standing certificate, each dated as of a date within ten (10) days prior to the First Closing from the secretary of state of its jurisdiction of incorporation; and (ii) resolutions of OPCO’s and Issuer’s Board of Directors approving this Agreement and the transactions and agreements contemplated by this Agreement, the Share Exchange Agreement and the transactions contemplated by the Share Exchange Agreement, and the Memorandum, certified by the Chief Executive Officer of OPCO and Issuer.

(h) At each Closing, the Company shall pay and/or issue to the Placement Agent the Agent Cash Fee and Agent Expense Allowance earned in such Closing. Agent Warrants shall be delivered to the Placement Agent in accordance with Section 3(b) hereto.

(i) At the First Closing, (i) OPCO shall deliver to the Placement Agent a signed opinion of Lowenstein Sandler LLP and Fischer Behar Chen Well Orion & Co., Israeli counsel to OPCO, dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent and its counsel, and (ii) Issuer shall deliver to the Placement Agent a signed opinion of Littman Krooks LLP, counsel to Issuer, dated as of the Closing Date in form and substance reasonably satisfactory to the Placement Agent and its counsel. At all subsequent Closings, the Issuer shall deliver to the Placement Agent a signed opinion of Lowenstein Sandler LLP and Fischer Behar Chen Well Orion & Co., counsel to the Company following the First Closing, dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent.

(j) All proceedings taken at or prior to any Closing in connection with the authorization, issuance and sale of the Shares, the Preferred Shares, the Exchange Warrants and the Agent Warrants will be reasonably satisfactory in form and substance to the Placement Agent and its counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as it may reasonably request upon reasonable prior notice in connection with the transactions contemplated hereby.

(k) With respect to the First Closing, the Share Exchange per the terms of the Share Exchange Agreement shall have been consummated.

(l) Lock-up agreements with all of the Company’s officers, directors and stockholders owning in the aggregate 5% or more of the capital stock of the Company immediately prior to the time of the First Closing, in form and substance reasonably acceptable to the Placement Agent and consistent with the terms set forth in the Memorandum, shall have been executed and delivered to the Placement Agent.

(m) Employment agreements with Mark Pomeranz, and James Martin in form and substance acceptable to the Placement Agent and as described in the Memorandum shall be entered into by and between the Issuer and each of Mark Pomeranz and James Martin.

7. Conditions of Issuer’s and OPCO’s Obligations. The obligations of Issuer and OPCO hereunder to effect the First Closing and the obligations of the Company to effect all subsequent Closings are subject to the fulfillment, at or before each Closing, of the following additional conditions or subject to the waiver of such condition or conditions by OPCO in which case the Issuer shall not be permitted to fail to close as a result of non-satisfaction of such condition or conditions that have been waived by OPCO:

(a) Each of the representations and warranties made by the Placement Agent shall be true and correct at all times prior to and on each Closing Date.

(b) The Placement Agent shall have performed and complied in all material respects with all agreements, covenants and conditions required to be performed and complied with by it at or before the Closing.

(c) The Company shall have received a certificate of an officer of the Placement Agent, dated as of the Closing Date, certifying, as to the fulfillment of the conditions set forth in subparagraphs (a) and (b) above.

(d) No order suspending the use of the Memorandum or enjoining the Offering or sale of the Units shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated or pending, or, to the Company’s knowledge, be contemplated or threatened.

(e) Lock-up agreements with all stockholders of Issuer pre-Share Exchange, which include but are not limited to employees and affiliates of the Placement Agent in form and substance reasonably acceptable to OPCO and consistent with the terms set forth in the Memorandum, shall have been executed and delivered to OPCO and Issuer.

8. Indemnification.

(a) Issuer and OPCO severally if the Share Exchange does not occur, and jointly and severally following the consummation of the Share Exchange, will: (i) indemnify and hold harmless the Placement Agent, their agents and their respective officers, directors, employees, selected dealers and each person, if any, who controls the Placement Agent within the meaning of the Section 15 of the Act or Section 20(a) of the Exchange Act and such selected dealers (each an “Indemnitee” or a “Placement Agent Party”) against, and pay or reimburse each Indemnitee for, any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which will, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals), to which any Indemnitee may become subject (x) under the Act or otherwise, in connection with the offer and sale of the Units and (y) as a result of the breach of any representation, warranty or covenant made by either OPCO or Issuer herein, regardless of whether such losses, claims, damages, liabilities or expenses shall result from any claim by any Indemnitee or by any third party; and (ii) reimburse each Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, action, proceeding or investigation; provided, however, that Issuer and OPCO will not be liable in any such case to the extent that any such claim, damage or liability is finally judicially determined to have resulted primarily from (A) an untrue statement or alleged untrue statement of a material fact made in the Memorandum, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, made solely in reliance upon and in conformity with written information furnished to Issuer and/or OPCO by the Placement Agent specifically for use in the Memorandum, (B) any violations by the Placement Agent of the Act, state securities laws or any rules or regulations of FINRA, which does not result from a violation thereof by OPCO, Issuer, or any of their respective affiliates or (C) the Placement Agent’s willful misconduct or gross negligence. In addition to the foregoing agreement to indemnify and reimburse, Issuer and OPCO jointly and severally will indemnify and hold harmless each Indemnitee against any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals) to which any Indemnitee may become subject insofar as such costs, expenses, losses, claims, damages or liabilities arise out of or are based upon the claim of any person or entity that he or it is entitled to broker’s or finder’s fees from any Indemnitee in connection with the Offering, other than fees due to the Placement Agent. The foregoing indemnity agreements will be in addition to any liability Issuer and OPCO may otherwise have.

(b) The Placement Agent will indemnify and hold harmless Issuer and OPCO, their respective officers, directors, and each person, if any, who controls such entity within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against, and pay or reimburse any such person for, any and all losses, claims, damages, liabilities or expenses whatsoever (or actions, proceedings or investigations in respect thereof) to which Issuer or OPCO or any such person may become subject under the Act or otherwise, whether such losses, claims, damages, liabilities or expenses shall result from any claim of Issuer, OPCO or any such person who controls Issuer or OPCO within the meaning of the Act or by any third party, but only to the extent that such losses, claims, damages or liabilities results from (i) any untrue statement or alleged untrue statement of any material fact contained in the Memorandum made in reliance upon and in conformity with information contained in the Memorandum relating to the Placement Agent, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in either case, if made or omitted in reliance upon and in conformity with written information furnished to Issuer or OPCO by the Placement Agent, specifically for use in the preparation thereof or (ii) any violations by the Placement Agent of the Act or state securities laws which does not result from a violation thereof by OPCO, Issuer or any of their respective affiliates. The Placement Agent will reimburse the Company or any such person for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action, proceeding or investigation to which such indemnity obligation applies. The foregoing indemnity agreements are in addition to any liability which the Placement Agent may otherwise have. Notwithstanding the foregoing, in no event (except in the event of gross negligence or willful misconduct by the Placement Agent to the extent and only to the extent if found in a final judgment by a court of competent jurisdiction) shall the Placement Agent’s indemnification obligation hereunder exceed the amount of Agent Cash Fees actually received by the Placement Agent.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, claim, proceeding or investigation (the “Action”), such indemnified party, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, will notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under this Section 8 unless the indemnifying party has been substantially prejudiced by such omission. The indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party. The indemnified party will have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel will not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the Action with counsel reasonably satisfactory to the indemnified party, provided, however, that if the indemnified party shall be requested by the indemnifying party to participate in the defense thereof or shall have concluded in good faith and specifically notified the indemnifying party either that there may be specific defenses available to it that are different from or additional to those available to the indemnifying party or that such Action involves or could have a material adverse effect upon it with respect to matters beyond the scope of the indemnity agreements contained in this Agreement, then the counsel representing it, to the extent made necessary by such defenses, shall have the right to direct such defenses of such Action on its behalf and in such case the reasonable fees and expenses of such counsel in connection with any such participation or defenses shall be paid by the indemnifying party. No settlement of any Action against an indemnified party will be made without the consent of the indemnifying party and the indemnified party, which consent shall not be unreasonably withheld, delayed or conditioned in light of all factors of importance to such party, and no indemnifying party shall be liable to indemnify any person for any settlement of any such claim effected without such indemnifying party’s consent.

9. Contribution. To provide for just and equitable contribution, if: (i) an indemnified party makes a claim for indemnification pursuant to Section 8 hereof and it is finally determined, by a judgment, order or decree not subject to further appeal that such claims for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total Agent Cash Fees received by the Placement Agent. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission will be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Placement Agent, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Placement Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Placement Agent for contribution were determined by pro rata allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method or allocation that does not reflect the equitable considerations referred to in this Section 9. No person guilty of a fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls the Placement Agent within the meaning of the Act will have the same rights to contribution as the Placement Agent, and each person, if any, who controls the Company within the meaning of the Act will have the same rights to contribution as the Company, subject in each case to the provisions of this Section 9. Anything in this Section 9 to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 9 is intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.

10. Termination.

(a) The Offering may be terminated by the Placement Agent at any time prior to the expiration of the Offering Period in the event that: (i) any of the representations, warranties or covenants of OPCO contained herein or in the Memorandum shall prove to have been false or misleading in any material respect when actually made; (ii) OPCO shall have failed to perform any of its material obligations hereunder or under any other OPCO Transaction Document, Issuer Transaction Document or any other transaction document; (iii) there shall occur any event that could reasonably be expected to result in an OPCO Material Adverse Effect; or (iv) the Placement Agent determines that it is reasonably likely that any of the conditions to Closing set forth herein will not, or cannot, be satisfied. In the event of any such termination by the Placement Agent pursuant to clauses (i), (ii) or (iii) of this Section 10(a), the Placement Agent shall be entitled to retain any Agent Compensation already earned (if any, at such point in time) and receive from OPCO and/or the Issuer, within five (5) business days of the Termination Date, in addition to other rights and remedies it may have hereunder, at law or otherwise, an amount equal to the sum of $100,000, which shall be offset by the $25,000 the Company advanced to legal counsel for the Placement Agent if such termination occurs prior to the First Closing (the “Termination Amount”) and the provisions of Section 3(d) shall survive in full force and effect. In the event of a termination by the Placement Agent under Section 10(a)(iv) that occurs prior to the First Closing, the Placement Agent shall not be entitled to any further compensation pursuant to these termination provisions, except for reimbursement of its out-of-pocket legal expenses incurred in connection with the Offering (not to exceed $50,000 (inclusive of the $25,000 previously paid)) and the provisions of Section 3(d) shall survive in full force and effect.

(b) This Offering may be terminated by OPCO or the Issuer at any time prior to the expiration of the Offering Period (i) in the event that the Placement Agent shall have failed to perform any of its material obligations hereunder or (ii) on account of the Placement Agent’s fraud, willful misconduct or gross negligence. In the event of any such termination pursuant to this Section 10(b), the Placement Agent shall not be entitled to any further compensation pursuant to these termination provisions.

(c) In the event OPCO or the Issuer unilaterally decides for any reason (other than pursuant to Section 10(b) above or Section 10(d) below) to terminate the Offering at any time prior to the First Closing (the “Unilateral Termination”), the Placement Agent shall be entitled to receive from OPCO $100,000 plus the Placement Agent’s out-of-pocket legal expenses not to exceed $50,000 in connection with the Offering (inclusive of the $25,000 previously paid) (the “Unilateral Termination Amount”). In addition, if within twelve (12) months after the Unilateral Termination, the Company conducts a public or private offering of its securities or enters into a letter of intent with respect to the foregoing, then upon the closing of any such transaction, the terminating party shall pay the Placement Agent in cash, within five (5) business days of the closing of any such transaction an amount equal to 2% of the gross proceeds from such private or public offering (the “Additional Unilateral Termination Amount”), provided that such percentage shall be the applicable percentages set forth in section 3(d) hereto with respect to any gross proceeds from Tail Investors.

(d) This Offering may be terminated upon mutual agreement of Issuer, OPCO and Aegis, on behalf of the Placement Agent, at any time prior to the expiration of the Offering Period on terms to be negotiated at such time. In addition, upon the expiration of the Offering Period, the Offering shall terminate without any further action of the parties hereto. If the Offering is terminated pursuant to this Section 10(d), then in cases in which no Closing had been theretofore consummated, each party shall pay its own respective expenses, provided that the $25,000 previously advanced to Aegis’s counsel toward the Expense Allowance shall be retained by Aegis.

(e) Before any termination by the Placement Agent under Section 10(a) or by OPCO or the Company under Section 10(b) shall become effective, the terminating party shall give written notice to the other party of its intention to terminate the Offering, which shall set forth the specific grounds for the proposed termination (the “Termination Notice”). If the specified grounds for termination, or their resulting adverse effect on the transactions contemplated hereby, are curable, then the other party shall have ten (10) days from the Termination Notice within which to remove such grounds or to eliminate all of their material adverse effects on the transactions contemplated hereby; otherwise, the Offering shall terminate.

(f) In the event that a majority of OPCO’s capital stock or assets is sold, or OPCO is merged with or merges with or into another entity or otherwise combined with or acquired, or enters into a letter of intent or memorandum of understanding with respect to any of the foregoing, within one year following a Unilateral Termination, then upon the closing of any such transaction, OPCO, the Company or their successor shall pay the Placement Agent in cash, within five (5) business days of the closing of any such transaction, an amount equal to 2% of the total consideration received or receivable by OPCO, or any of its officers, directors or stockholders in connection with such transaction. Notwithstanding the foregoing, however, if an event or transaction shall occur that would entitle the Placement Agent to receive both the Additional Unilateral Termination Amount and the Finder’s Fee, then Aegis, on behalf of the Placement Agent may elect which of the two such fees, but may elect only one of such fees, it shall collect from OPCO, the Company or their successor. In the event that the Placement Agent has elected to receive the Additional Unilateral Termination Amount in accordance with this Section 10, and subsequently an event or transaction occurs that would have entitled the Placement Agent to receive a Finder’s Fee in excess of such Additional Unilateral Termination Amount, then the Placement Agent may require OPCO or the Company to pay it the difference between the Additional Unilateral Termination Amount already paid and the amount of the Finder’s Fee to which it otherwise would have been entitled to receive from OPCO or the Company.

(g) Upon any termination pursuant to this Section 10, the applicable parties to this Agreement will instruct Escrow Agent to cause all monies received with respect to the subscriptions for Units not closed upon to be promptly returned to such subscribers without interest, penalty or deduction.

11. Survival.

(a) The obligations of the parties to pay any costs and expenses hereunder and to provide indemnification and contribution as provided herein shall survive any termination hereunder. In addition, the provisions of Sections 3(d), 3(f) (only following a termination after the First Closing) and 8 through 16 shall survive the sale of the Units or any termination of the Offering hereunder.

(b) The respective indemnities, covenants, representations, warranties and other statements of Issuer, OPCO and the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of, and regardless of any access to information by, Issuer, OPCO or the Placement Agent, or any of their officers or directors or any controlling person thereof, and will survive the sale of the Units or any termination of the Offering hereunder for a period of two (2) years from the earlier to occur of the Final Closing or the termination of the Offering.

12. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered personally, or the date mailed if mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address which shall be effective upon receipt) or sent by facsimile transmission, with confirmation received, or by electronic mail submission on the date sent, if sent to the Placement Agent, will be mailed, delivered or telefaxed and confirmed or e-mailed to Aegis Capital Corp., 810 Seventh Ave, 11th Floor, New York, New York 10019, Attention: Adam K. Stern, telefax number (646) 390-9122, adam@sternaeigs.com, with a copy (which shall not constitute notice) to: Duane Morris LLP, 1540 Broadway, 14th Floor, New York, NY 10036 Attention: Nanette C. Heide, Esq., telefax number (212) 202-5334, ncheide@duanemorris.com, if sent to OPCO, will be mailed, delivered, telefaxed and confirmed or emailed to Motus GI Medical Technologies Ltd., 150 Union Square Drive, New Hope, PA 18938, Attention: Mark Pomeranz, CEO, mark@motusgi.com, with a copy (which shall not constitute notice) to: Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, NY 10020, Attn: Steven M. Skolnick, Esq., telefax number (973) 597 2477, sskolnick@lowenstein.com, and if sent to Issuer, will be mailed, delivered or telefaxed and confirmed or e-mailed to Motus GI Holdings, Inc., 142 West 57th St. Suite 4A, New York, NY 10019, Attn: Todd Van Emburgh, President, vanemburghtodd@yahoo.com, with a copy (which shall not constitute notice) to: Littman Krooks LLP, 655 Third Avenue, 20th floor, New York, NY 10017 Attention: Steven Uslaner, Esq., telefax number (212) 490-2990, suslaner@littmankrooks.com; provided, however, that from and after the First Closing, notices to Issuer shall be sent in the same manner, and to the same address, as notices to OPCO, with a copy (which shall not constitute notice) to: Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, NY 10020, Attn: Steven M. Skolnick, Esq., telefax number (973) 597-2477, sskolnick@lowenstein.com.

13. Governing Law, Jurisdiction. This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, affect and in all other respects by the internal laws of the State of New York. THE PARTIES AGREE THAT ANY DISPUTE, CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE TERMINATION OR VALIDITY HEREOF, ANY ALLEGED BREACH OF THIS AGREEMENT OR THE ENGAGEMENT CONTEMPLATED HEREBY (ANY OF THE FOREGOING, A “CLAIM”) SHALL BE SUBMITTED TO THE JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC (“JAMS”), OR ITS SUCCESSOR, IN NEW YORK, FOR FINAL AND BINDING ARBITRATION IN FRONT OF A PANEL OF THREE ARBITRATORS WITH JAMS IN NEW YORK, NEW YORK UNDER THE JAMS COMPREHENSIVE ARBITRATION RULES AND PROCEDURES (WITH EACH OF THE PLACEMENT AGENT AND OPCO CHOOSING ONE ARBITRATOR, AND THE CHOSEN ARBITRATORS CHOOSING THE THIRD ARBITRATOR). THE ARBITRATORS SHALL, IN THEIR AWARD, ALLOCATE ALL OF THE COSTS OF THE ARBITRATION, INCLUDING THE FEES OF THE ARBITRATORS AND THE REASONABLE ATTORNEYS’ FEES OF THE PREVAILING PARTY, AGAINST THE PARTY WHO DID NOT PREVAIL. THE AWARD IN THE ARBITRATION SHALL BE FINAL AND BINDING. THE ARBITRATION SHALL BE GOVERNED BY THE FEDERAL ARBITRATION ACT, 9 U.S.C. SEC. 1-16, AND THE JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATORS MAY BE ENTERED BY ANY COURT HAVING JURISDICTION THEREOF. OPCO AND THE PLACEMENT AGENT AGREE AND CONSENT TO PERSONAL JURISDICTION, SERVICE OF PROCESS AND VENUE IN ANY FEDERAL OR STATE COURT WITHIN THE STATE AND COUNTY OF NEW YORK IN CONNECTION WITH ANY ACTION BROUGHT TO ENFORCE AN AWARD IN ARBITRATION.

14. Miscellaneous. No provision of this Agreement may be changed or terminated except by a writing signed by the party or parties to be charged therewith. Unless expressly so provided, no party to this Agreement will be liable for the performance of any other party’s obligations hereunder. Either party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement. Neither party may assign its rights or obligations under this Agreement to any other person or entity without the prior written consent of the other party.

15. Entire Agreement; Severability. This Agreement together with any other agreement referred to herein supersedes all prior understandings and written or oral agreements between the parties with respect to the Offering and the subject matter hereof. If any portion of this Agreement shall be held invalid or unenforceable, then so far as is reasonable and possible (i) the remainder of this Agreement shall be considered valid and enforceable and (ii) effect shall be given to the intent manifested by the portion held invalid or unenforceable.

16. Counterparts. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

[Signatures on following page.]

If the foregoing is in accordance with your understanding of the agreement among Issuer, OPCO and the Placement Agent, kindly sign and return this Agreement, whereupon it will become a binding agreement among Issuer, OPCO and the Placement Agent in accordance with its terms.

MOTUS GI MEDICAL TECHNOLOGIES LTD.

By:	/s/ Mark Pomeranz
Name:	Mark Pomeranz
Title:	Chief Executive Officer

MOTUS GI HOLDINGS, INC.

By:	/s/ Todd Van Emburgh
Name:	Todd Van Emburgh
Title:	President

Accepted and agreed to this
1st day of December, 2016:

AEGIS CAPITAL CORP.

By:	/s/ Adam K. Stern
Name:	Adam K. Stern
Title:	Head of Private Equity Banking

[Signature Page to Placement Agency Agreement]

SCHEDULE A

Engagement Letter dated November 23, 2015 and subsequent letter dated November 15, 2016 between Motus GI Medical Technologies Ltd. and Leerink Partners LLC (“Leerink”) pursuant to which Leerink was engaged as the exclusive financial advisor in connection with a possible Financing, Sale Transaction or Strategic Alliance.

SCHEDULE B-1

Cormorant Asset Management

Perceptive Life Sciences

Ghost Tree Capital

Great Point Partners

HIG Capital

New Enterprise Associates

Cowen Group

JW Partners

SCHEDULE B-2

Ally-Bridge

Apple Tree Partners

Arboretum Ventures

Ascension Health Ventures

Baird Capital

Canaan Partners

Domain Associates

Edmond de Rothchild

Endeavour Vision

Essex Woodlands

F-Prime Capital

HBM Healthcare Investments

HealthQuest

HillHouse Capital

Kofa Capital

Lightstone Capital

Longitude

Lumira Capital

Majalin Capital

MVM Life Science Partners

Norwest Venture Partners

Novartis Venture Funds

Novo Ventures

Orbimed Advisors

Pappas Ventures

Pentax Medical

RA Capital Management

Redmile Group

Relativity

Sailing Capital

Sectoral Asset Mgmt

Signet Healthcare Partners

Summation Capital (Cedars)

WuXi Ventures

Boston Scientific

Hoya and Affiliates

Medtronic

Nestle Ventures

Olympus